UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NexTier Oilfield Solutions Inc.
(Name of the Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEXTIER OILFIELD SOLUTIONS INC.
3990 Rogerdale Road
Houston, TX 77042

ADDITIONAL INFORMATION REGARDING
THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2020

The following Notice of Change to Virtual Meeting Format (the “Notice”) supplements the 2020 Notice of Annual Meeting of Stockholders and Proxy Statement dated April 28, 2020 (the “Proxy Statement”) of NexTier Oilfield Solutions Inc. (the “Company” or “NexTier”) furnished to its stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for use at its 2020 Annual Meeting of Stockholders to be held on June 18, 2020 at 3:00 p.m. Central Standard Time. This supplement is being filed with the Securities and Exchange Commission and should be read in conjunction with the Company’s Proxy Statement.

NOTICE OF CHANGE TO VIRTUAL MEETING FORMAT
OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS OF
NEXTIER OILFIELD SOLUTIONS INC.
TO BE HELD ON JUNE 18, 2020

Dear Stockholder,

Notice is hereby given that, due to the continuing coronavirus (COVID-19) pandemic and out of concern for the health and safety of our stockholders and other possible attendees at its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), the Company has changed the format of the Annual Meeting in order to hold it as a virtual meeting only.

The Annual Meeting will still be held at the previously-announced time and date of 3:00 p.m. Central Standard Time, on June 18, 2020. However, stockholders will not be able to attend the Annual Meeting in person. Rather, stockholders may attend the Annual Meeting only via remote communication as described in this Notice.

There has been no change to the business to be conducted at the Annual Meeting. As described in the proxy materials for the Annual Meeting previously filed and made available, stockholders of record and beneficial holders of the Company’s common stock as of the close of business on April 23, 2020 will be entitled to virtually attend and submit written questions at the Annual Meeting. To virtually attend the Annual Meeting, visit www.virtualshareholdermeeting.com/NEX2020. In order to be admitted to the virtual meeting website, you will need to use the unique control number included on the proxy card, voting instructions or notice you previously received. A list of stockholders will be available during the meeting on the online platform referenced above and for 10 days prior to the meeting at the Company's corporate headquarters. To the extent office access is affected by the COVID-19 pandemic, stockholders may email the Company's investor relations representative at marc.silverberg@icrinc.com for alternative arrangements to view the stockholders' list.

Whether or not you plan to attend the Annual Meeting virtually, the Company encourages you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials.  The proxy card included with the proxy materials previously distributed may continue to be used to vote in connection with the Annual Meeting.  Stockholders may vote their shares during the Annual Meeting by entering their control number and following the instructions available on the virtual meeting website. If you have already voted, no additional action is required.

By order of the board of directors,

Kevin M. McDonald
Executive Vice President, Chief Administrative Officer & General Counsel

Houston, Texas
June 08, 2020